EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A
Statement to Note Holders
As of and for the period ended: 03/31/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however, it is believed to be accurate to the best of the issuer’s knowledge.

(i)	The amount of principal payments made with respect to each class of Notes during March, 2003;

                               Class                     Principal Paid
                                A-1                               $0.00
                                A-2                               $0.00
                                A-3                               $0.00
                                A-4                               $0.00
                                A-5                               $0.00
                                A-6                               $0.00
                                B                                 $0.00
(ii)	The amount of interest payments made with respect to each class of Notes during March, 2003;

                               Class                     Interest Paid
                                A-1                               $0.00
                                A-2                               $0.00
                                A-3                               $0.00
                                A-4                               $0.00
                                A-5                          $53,901.04
                                A-6                               $0.00
                                B                                 $0.00
(iii)	The aggregate principal balance of the Financed Eligible Loans as of the close of business on March 31, 2003;

      Principal Balance of Financed Eligible Loans           $793,526,790.53
(iv)	The aggregate outstanding principal amount of each class of Notes;

                            Class                     Principal Outstanding
                             A-1                       $125,000,000.00
                             A-2                       $319,025,000.00
                             A-3                       $116,950,000.00
                             A-4                       $116,950,000.00
                             A-5                        $59,250,000.00
                             A-6                        $59,250,000.00
                             B                          $42,350,000.00
                            Total                      $838,775,000.00
(v)	The interest rate for each class of Notes during March, 2003 and the next Distribution Date for each class;

                  Class             Auction Rate         Next Distribution Date
                   A-1                  1.400%                    6/30/03
                   A-2                  1.640%                    6/30/03
                   A-3                  1.300%                    5/02/03
                   A-4                  1.299%                    4/11/03
                   A-5                  1.310%                    4/22/03
                   A-6                  1.310%                    4/29/03
                   B                    1.400%                    4/11/03
(vi)	The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

                                                                        % of Total Principal
          Delinquencies      Number of Loans    Principal Outstanding       Outstanding
            31-60 Days           1,013              $21,367,055.90             2.69%
            61-90 Days             251                4,876,606.13             0.61%
           91-120 Days             132                2,641,343.28             0.33%
          121-150 Days             105                2,255,999.84             0.28%
          151-180 Days             110                2,240,633.83             0.28%
          181-210 Days             106                2,299,046.71             0.29%
          211-240 Days              35                  640,416.93             0.08%
          Claims Filed               2                   84,382.41             0.01%
(vii)	The total value of the Trust and outstanding principal amount of the Notes as of the close of business on March 31, 2003;

                  Assets
                  Cash   Cash Equivalents                      $6,805,556.94
                  Student Loan Receivables                   $793,526,790.53
                  Reserves                                     $8,387,750.00
                  Accrued Interest Receivable                  $5,343,554.68
                  Other Assets                                 $3,312,888.72
                  Total Assets                               $817,376,540.87

                  Liabilities

                  Notes Payable
                  Class A-1                                  $125,000,000.00
                  Class A-2                                  $319,025,000.00
                  Class A-3                                  $116,950,000.00
                  Class A-4                                  $116,950,000.00
                  Class A-5                                   $59,250,000.00
                  Class A-6                                   $59,250,000.00
                  Class B                                     $42,350,000.00
                  Total Notes Outstanding                    $838,775,000.00

                  Other Liabilities                            $8,252,849.87